IMPORTANT: A BANKRUPTCY CASE HAS NOT
              BEEN FILED AS OF THE DATE OF THE DISCLOSURE STATEMENT


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re:                                )
                                      )     Chapter 11
  PATHMARK STORES, INC., et al.       )
                         -- --
                                      )     Case No.  00-2963(JJF)
                           Debtors.   )
                                      )     Jointly Administered




                      DEBTORS' JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE



                                      Douglas P. Bartner
                                      James L. Garrity, Jr
                                      Andrew Tenzer
                                      SHEARMAN & STERLING
                                      599 Lexington Avenue
                                      New York, New York  10022
                                      (212) 848-4000


                                               and

                                      Laura Davis Jones (No. 2436)
                                      PACHULSKI STANG ZIEHL YOUNG & JONES
                                      919 North Market Street, Suite 1600
                                      Wilmington, Delaware 19801
                                      (302) 652-4100

                                      ATTORNEYS FOR DEBTORS AND
                                      DEBTORS IN POSSESSION


                                      Dated June 7, 2000

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

                                                              ARTICLE I
                                   DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME

Section 1.1. Defined Terms......................................................................................1
Section 1.2. Rules of Interpretation and Computation of Time....................................................9

                                                             ARTICLE II
                                               ADMINISTRATIVE AND PRIORITY TAX CLAIMS

Section 2.1. Administrative Claims..............................................................................9
Section 2.2. Priority Tax Claims................................................................................9
Section 2.3. Professional Fees.................................................................................10
Section 2.4. Claims under DIP Credit Agreement.................................................................10

                                                             ARTICLE III
                                     CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

Section 3.1. Classification....................................................................................10
Section 3.2. Acceptances and Rejections........................................................................12
Section 3.3. Treatment of Claims Against and Equity Interests in Pathmark......................................12
Section 3.4. Treatment of Claims Against and Equity Interests in PTK...........................................16
Section 3.5. Treatment of Claims Against and Equity Interests in Holdings......................................17
Section 3.6. Treatment of Claims Against and Equity Interests in SMG-II........................................18
Section 3.7. Treatment of Claims Against and Equity Interests in Plainbridge...................................19
Section 3.8. Treatment of Claims Against and Equity Interests in Riskco........................................21

                                                             ARTICLE IV
                                                              CRAM DOWN

                                                              ARTICLE V
                                                MEANS FOR IMPLEMENTATION OF THE PLAN

Section 5.1. Continued Corporate Existence and Vesting of Assets in Reorganized Pathmark.......................23
Section 5.2. Mergers...........................................................................................24
Section 5.3. Cancellation of Notes, Instruments, Debentures, Common Stock and Stock Options....................24
Section 5.4. Issuance of New Securities; Execution of Related Documents........................................24
Section 5.5. Corporate Governance, Directors and Officers, and Corporate Action................................24
Section 5.6. Sources of Cash for Plan Distribution.............................................................25
Section 5.7. Ahold Litigation; Preferred Stock Litigation......................................................25
Section 5.8. Elimination of Classes............................................................................25
Section 5.9. Issuance of New Pathmark Common Stock.............................................................26
Section 5.10. Long Term Stock Incentive Plan; Employment Agreements; Retention and Sale Bonus Agreements.......26
Section 5.11. Registration Rights Agreement; Listing Requirements..............................................26
Section 5.12. Exit Facility....................................................................................26

                                                             ARTICLE VI
                                        TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 6.1. Assumption of Executory Contracts and Unexpired Leases............................................26
Section 6.2. Claims Based on Rejection of Executory Contracts or Unexpired Leases..............................27
Section 6.3. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.............................27
Section 6.4. Indemnification of Directors, Officers and Employees..............................................27


Section 6.5. Compensation and Benefit Programs.................................................................27

                                                             ARTICLE VII
                                                 PROVISIONS GOVERNING DISTRIBUTIONS

Section 7.1. Distribution for Claims and Equity Interests Allowed as of the Effective Date.....................27
Section 7.2. Distribution by the Reorganized Debtors; Distributions with Respect to Debt Securities............28
Section 7.3. Delivery and Distributions and Undeliverable or Unclaimed Distributions...........................28
Section 7.4. Distribution Record Date..........................................................................29
Section 7.5. Timing and Calculation of Amounts to be Distributed...............................................29
Section 7.6. Setoffs and Recoupments...........................................................................29
Section 7.7. Surrender of Canceled Instruments or Securities...................................................29
Section 7.8. Lost, Stolen, Mutilated or Destroyed Debt Securities..............................................30
Section 7.9. Fractional Shares.................................................................................30
Section 7.10. Manner of Payment Under Plan of Reorganization...................................................30

                                                            ARTICLE VIII
                                              PROCEDURES FOR RESOLVING DISPUTED CLAIMS

Section 8.1. Prosecution of Objections to Claims and Equity Interests..........................................31
Section 8.2. Estimation of Claims..............................................................................31
Section 8.3. Payments and Distributions on Disputed Claims and Disputed Equity Interests.......................31

                                                             ARTICLE IX
                                  CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

Section 9.1. Conditions Precedent to Confirmation..............................................................31
Section 9.2. Conditions Precedent to Consummation..............................................................31
Section 9.3. Waiver of Conditions..............................................................................32
Section 9.4. Effect of Non-Occurrence of Conditions to Consummation............................................33

                                                              ARTICLE X
                                             RELEASE, INJUNCTIVE AND RELATED PROVISIONS

Section 10.1. Subordination....................................................................................33
Section 10.2. Releases.........................................................................................33
Section 10.3. Preservation of Rights of Action.................................................................34
Section 10.4. Exculpation......................................................................................34
Section 10.5. Injunction.......................................................................................34

                                                             ARTICLE XI
                                                      RETENTION OF JURISDICTION

                                                             ARTICLE XII
                                                      MISCELLANEOUS PROVISIONS

Section 12.1. Dissolution of Committees........................................................................36
Section 12.2. Payment of Statutory Fees........................................................................36
Section 12.3. Discharge of Debtors.............................................................................36
Section 12.4. Modification of Plan.............................................................................37
Section 12.5. Revocation of Plan...............................................................................37
Section 12.6. Successors and Assigns...........................................................................37
Section 12.7. Reservation of Rights............................................................................37
Section 12.8. Section 1145 Exemption...........................................................................37
Section 12.9. Avoidance and Recovery Actions...................................................................37

                                       ii

Section 12.10. Headings........................................................................................38
Section 12.11. Governing Law...................................................................................38
Section 12.12. Severability....................................................................................38
Section 12.13. Implementation..................................................................................38
Section 12.14. Inconsistency...................................................................................38
Section 12.15. Further Assurances..............................................................................38
Section 12.16. Service of Documents............................................................................38
Section 12.17. Jurisdiction over the Reorganized Debtors.......................................................39
Section 12.18. Exemption from Certain Transfer Taxes...........................................................39
Section 12.19. Compromise of Controversies.....................................................................39
Section 12.20. No Admissions...................................................................................40
Section 12.21. Filing of Additional Documents..................................................................40

                      DEBTORS' JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE


         Pathmark Stores, Inc., SMG-II Holdings Corporation, Supermarkets General Holdings Corporation, PTK Holdings, Inc., Pathmark Risk Management Corporation and Plainbridge, Inc., debtors and debtors in possession in the above-captioned cases, hereby respectfully propose the following Joint Plan of Reorganization under chapter 11 of the Bankruptcy Code:

                                    ARTICLE I

         DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME

Section 1.1. Defined Terms

         Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form in the Plan:

         "Administrative Claim" means a Claim for costs and expenses of administration under section 503(b)(1) or 507(b) of the Bankruptcy Code, including for: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors; (b) compensation for services and reimbursement of expenses under section 330(a) or 331 of the Bankruptcy Code; (c) any indebtedness or obligations other than under the DIP Credit Agreement incurred by or assumed by the Debtors during the Chapter 11 Cases; and (d) all fees and charges assessed against the Estates under 28 U.S.C. ss.ss. 1911-1930.

         "Ahold Litigation" means the action captioned Koninklijke Ahold, N.V. and Ahold Acquisitions, Inc. v. SMG-II Holdings Corp., Civ. No. 99/605644, pending in the New York Supreme Court for the County of New York.

         "Allowed" means, any Claim or Equity Interest or portion thereof against any Debtor, (a) proof of which was filed within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Bankruptcy Rule 3003(c)(3) as to which (i) no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order or (ii) if an objection has been interposed, to the extent such Claim or Equity Interest has been allowed (whether in whole or in part) by a Final Order, (b) which, if no proof of claim was so filed, has been listed by a Debtor in its Schedules as liquidated in an amount and not disputed or contingent as to which (i) no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, (ii) any objection has been settled, waived, withdrawn or denied by a Final Order, or (iii) if an objection has been interposed, to the extent such Claim or Equity Interest has been allowed by a Final Order, (c) which Claim arises from the recovery of property under sections 550 or 553 of the Bankruptcy Code and is allowed in accordance with section 502(h) of the Bankruptcy Code, (d) which Claim or Equity Interest is allowed under the Plan or (e) which Claim or Equity Interest is allowed by a Final Order; provided, however, that with reference to any Claim (other than Senior Subordinated Note Claims) or Equity Interest, the term "Allowed" for purposes of distribution under the Plan shall not include, unless otherwise specified in the Plan, interest on such Claim from the Petition Date.

         "Amended By-Laws" means, collectively, the Amended Pathmark By-Laws, the Amended Plainbridge By-Laws and the Amended Riskco By-Laws.

         "Amended Certificates of Incorporation" means, collectively, the Amended Pathmark Certificate of Incorporation, the Amended Plainbridge Certificate of Incorporation and the Amended Riskco Certificate of Incorporation.

         "Amended Pathmark By-Laws" means the By-Laws of Reorganized Pathmark, which shall become effective on the Effective Date and which shall in form and substance be approved by the Bondholder Committee.

         "Amended Pathmark Certificate of Incorporation" means the Certificate of Incorporation of Reorganized Pathmark, as described in Article V of the Plan, which shall be filed on or before the Effective Date and which shall in form and substance be approved by the Bondholder Committee.

         "Amended Plainbridge By-Laws" means the By-Laws of Reorganized Plainbridge, which shall become effective on the Effective Date and which shall in form and substance be approved by the Bondholder Committee.

         "Amended Plainbridge Certificate of Incorporation" means the Certificate of Incorporation of Reorganized Plainbridge, as described in Article V of the Plan, which shall be filed on or before the Effective Date and which shall in form and substance be approved by the Bondholder Committee.

         "Amended Riskco By-Laws" means the By-Laws of Reorganized Riskco, which shall become effective on the Effective Date and which shall in form and substance be approved by the Bondholder Committee.

         "Amended Riskco Certificate of Incorporation" means the Certificate of Incorporation of Reorganized Riskco, as described in Article V of the Plan, which shall be filed on or before the Effective Date and which shall in form and substance be approved by the Bondholder Committee.

         "Ballot Date" means the date stated in the Voting Instructions by which all Ballots must be received.

         "Ballot" means a ballot for voting to accept or reject the Plan distributed to Holders of Claims entitled to vote on the Plan.

         "Bankruptcy Code" means title 11 of the United States Code as in effect on the Petition Date, as it has been or may after the Petition Date be amended.

         "Bankruptcy Court" means the United States District Court having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code or the General Order of such District Court pursuant to section 151 of title 28 of the United States Code, the bankruptcy unit of such District Court.

         "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, and the General Orders or local rules of the Bankruptcy Court, each as in effect on the Petition Date and as each has been or may after the Petition Date be amended.

         "Bar Date" means the date by which proofs of claim must be filed in the Chapter 11 Cases.

         "Bondholder Committee" means the Bondholder Committee of Holders of Senior Subordinated Notes, Subordinated Notes, Subordinated Debentures and Junior Subordinated Notes organized prior to the commencement of the Chapter 11 Cases consisting of Fidelity Management and Research Company and Fidelity Management Trust Company, as investment advisor to various funds and accounts, Oppenheimer Funds, Inc., IDS Life Insurance Company, IDS Life Insurance Company of New York, American Enterprise Life Insurance Company and others.

         "Business Day" means any day, other than a Saturday, Sunday or a "legal holiday", as defined in Bankruptcy Rule 9006(a).

         "Cash" means cash and cash equivalents.

         "Causes of Action" means all actions, causes of action, suits, debts, dues, sums of money, account, reckonings, rights to legal remedies, rights to equitable remedies, rights to payment and claims, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances or trespasses whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or indirectly or derivatively, in law, equity or otherwise.

         "Certificates of Elimination" means the certificates to be filed by Reorganized Pathmark with the Secretary of State of the State of Delaware to cancel the certificates of designation relating to SMG-II Preferred Stock and Holdings Preferred Stock.

         "Chapter 11 Cases" means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court.

         "Chase" means The Chase Manhattan Bank, as Administrative Agent under the Credit Agreement, the DIP Credit Agreement and the Exit Facility.

         "Claim" means a claim as defined in section 101(5) of the Bankruptcy Code against any of the Debtors whether or not asserted.

         "Class" means a class of Claims or Equity Interests as set forth in
Article III of the Plan.

         "Committee" means (a) any statutory official committee appointed in the Chapter 11 Cases and (b) the Bondholder Committee.

         "Common Stock" means authorized common stock of each of the Debtors.

         "Confirmation Date" means the date upon which the Confirmation Order is entered by the Bankruptcy Court in its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

         "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code in form and substance reasonably satisfactory to the Debtors, each Committee and Chase only in its capacity as DIP Agent and as Exit Facility Agent.

         "Credit Agreement" means that certain Credit Agreement dated June 30, 1997 among Pathmark, the Lenders designated therein, Chase, as Administrative Agent, and CIBC Inc., and Corestates Bank, N.A., as Co-Agents, and guaranteed by Plainbridge, Riskco and other subsidiaries of Pathmark, together with all related notes, certificates, security agreements, mortgages, pledges, indemnities, collateral assignments, undertakings, guaranties, and other instruments and documents, as each may have been amended or modified from time to time.

         "Credit Agreement Agent" means The Chase Manhattan Bank, as Administrative Agent under the Credit Agreement.

         "D&O Releasees" means all officers, directors, employees, attorneys, financial advisors, accountants, investment bankers, agents and representatives of the Debtors and their affiliates who served in such capacity on or prior to the Effective Date, in each case in their capacity as such.

         "Debtors" means Pathmark, SMG-II, Holdings, PTK, Riskco and Plainbridge, as debtors and debtors in possession in the Chapter 11 Cases.

         "Delaware General Corporation Law" means title 8 of the Delaware Code, as now in effect or hereafter amended.

         "DIP Agent" means The Chase Manhattan Bank, as Administrative Agent under the DIP Credit Agreement.

         "DIP Credit Agreement" means the debtor in possession credit facility to be entered into among Pathmark, as borrower, SMG-II, Holdings, PTK and certain subsidiaries of Pathmark, as guarantors, and the Lenders party thereto, in form and substance approved by the Bondholder Committee.

         "Disbursing Agent" means any Entity in its capacity as Disbursing Agent under Section 7.2 hereof.

         "Disclosure Statement" means that certain disclosure document, dated June 7, 2000, as amended, supplemented, or modified from time to time, relating to the Plan, including, without limitation, any exhibits and schedules thereto, that is prepared and distributed to the Holders of the Senior Subordinated Notes, the Subordinated Debentures, the Subordinated Notes, the Junior Subordinated Notes and the Holdings Bonds, in reliance upon the exemption from registration specified in Section 3(a)(9) of the Securities Act.

         "Disputed" means, with respect to any Claim or Equity Interest, any Claim or Equity Interest: (a) listed on the Schedules as unliquidated, disputed or contingent; (b) as to which the Debtors or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or is otherwise disputed by the Debtors in accordance with applicable law, which objection, request for estimation or dispute has not been settled, waived, withdrawn or determined by a Final Order; or (c) during the period prior to the deadline fixed by the Plan or the Bankruptcy Court for objecting to such Claim or Equity Interest, such Claim or Equity Interest exceeds the amount listed on the Schedules other than as unliquidated, disputed or contingent.

         "Distribution Record Date" means the close of business on the Business Day immediately preceding the Effective Date.

         "Effective Date" means the first Business Day on which all conditions specified in Article IX of the Plan have been satisfied.

         "Employment Agreements" means the employment agreements between the Company and certain of its key executives, as described in the Disclosure Statement.

         "Entity" means an entity as defined in section 101(15) of the Bankruptcy Code.

         "Equity Interest" means a Pathmark Equity Interest, SMG-II Equity Interest, Holdings Equity Interest, PTK Equity Interest, Riskco Equity Interest or Plainbridge Equity Interest.

         "Estates" means the estates of the Debtors created by section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

         "Exit Facility" means that certain $600 million five-year credit facility to be provided to Reorganized Pathmark pursuant to the terms and conditions of the Exit Facility Commitment.

         "Exit Facility Agent" means The Chase Manhattan Bank, as administrative agent under the Exit Facility.

         "Exit Facility Commitment" means a commitment for a $600 million credit facility containing substantially the terms and conditions set forth in that certain commitment letter by and between Pathmark, The Chase Manhattan Bank and Chase Securities, Inc., as described in the Disclosure Statement.

         "Exit Facility Documents" means the agreements, documents and instruments and all exhibits, schedules and annexes thereto entered into in connection with the Exit Facility.

         "Extended Effective Date" means any Effective Date that occurs more than 30 days after August 15, 2000.

         "Extended Petition Date" means any Petition Date occurring after June 30, 2000.

         "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

         "General Unsecured Claim" means any Claim against any of the Debtors that is not a Secured Claim, Secured Credit Agreement Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Guaranty Claim, Senior Subordinated Note Claim, Subordinated Indebtedness Claim, Junior Subordinated Note Claim or Holdings Bond Claim, but including without limitation, Claims arising from the rejection of an unexpired leased or executory contract pursuant to Article VI of the Plan or otherwise.

         "Guaranty" means the Guaranty dated as of June 6, 2000, made by Pathmark in favor of the Holders of the Holdings Bonds.

         "Guaranty Claims" means all Claims arising from or related to the Guaranty.

         "Holder" means the beneficial holder of any Claim or Equity Interest.

         "Holdings" means Supermarkets General Holdings Corporation, a Delaware corporation.

         "Holdings Bond Claims" means all Claims arising from or related to the Holdings Bonds.

         "Holdings Bond Indenture" means the Indenture dated as of May 1, 1992 between Holdings and Wilmington Trust Company, as Trustee, relating to the Holdings Bonds, as amended from time to time.

         "Holdings Bonds" means the 11 5/8% Subordinated Bonds due 2002 issued by Holdings under the Holdings Bond Indenture.

         "Holdings Common Stock" means the authorized common stock of Holdings.

         "Holdings Equity Interest" means any equity interest of Holdings including, but not limited to, all issued, unissued, authorized or outstanding shares or stock (including the Holdings Common Stock and the Holdings Preferred Stock), together with any warrants, options or contract rights to purchase or acquire such interests at any time.

         "Holdings Preferred Stock" means the $3.52 Cumulative Exchangeable Redeemable Preferred Stock of Holdings and any other authorized preferred stock of Holdings.

         "Indenture Trustees" means the trustees under each of the Indentures.

         "Indentures" means the Pathmark Indentures and the Holdings Bond Indenture.

         "Investor Releasees" means any present or former Holder of an Equity Interest in any of the Debtors and their respective current and former parents, subsidiaries and affiliates and their respective officers, directors, employees, attorneys, financial advisors, accountants, investment bankers, agents and representatives, in each case in their capacity as such.

         "Junior Subordinated Note Claims" means all Claims arising from or related to the Junior Subordinated Notes.

         "Junior Subordinated Note Indenture" means the Indenture dated as of October 26, 1993 between Pathmark and Nationsbank of Georgia, National Association, as Trustee, relating to the Junior Subordinated Notes, as amended from time to time.

         "Junior Subordinated Notes" means the 10 3/4% Junior Subordinated Deferred Coupon Notes due 2003 issued by Pathmark under the Junior Subordinated
Note Indenture.

         "Lien" means a lien as defined in section 101(37) of the Bankruptcy Code against property of any of the Debtors.

         "Long Term Stock Incentive Plan" means the long-term stock incentive plan, the material terms of which are described in the Disclosure Statement.

         "Master Ballots" means the master ballots accompanying the Disclosure Statement upon which Nominees shall indicate the acceptance or rejection of the Plan in accordance with the Voting Instructions.

         "New Common Stock" means the Common Stock of Reorganized Pathmark, par value $0.01 per share, authorized pursuant to the Amended Pathmark Certificate of Incorporation, 30,000,000 shares of which shall be issued on the Effective Date.

         "New Warrants" means the 10-year warrants to purchase an aggregate of 5,294,118 shares of New Common Stock, representing the right to purchase in the aggregate 15% of the New Common Stock at an exercise price of $22.31 per share to be issued pursuant to, and exercisable in accordance with Section 5.9 hereof and the New Warrant Agreement.

         "New Warrant Agreement" means the warrant agreement governing the issue of the New Warrants, the material terms of which are described in the Disclosure Statement.

         "Nominee" means any broker, dealer, commercial bank, trust company, savings and loan or other nominee for a beneficial Holder of Pathmark Notes or Holdings Bonds.

         "Other Priority Claims" means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

         "Other Secured Claims" means, collectively, all Secured Claims against the Debtors held by any Person or Entity, other than Claims classified as Secured Credit Agreement Claims.

         "Pathmark" means Pathmark Stores, Inc., a Delaware corporation.

         "Pathmark Common Stock" means the authorized common stock of Pathmark.

         "Pathmark Equity Interest" means any equity interest of Pathmark including, but not limited to, all issued, unissued, authorized or outstanding shares or stock (including the Pathmark Common Stock), together with any warrants, options or contract rights to purchase or acquire such interests at any time.

         "Pathmark Indentures" means the Senior Subordinated Note Indenture, the Subordinated Debenture Indenture, the Subordinated Note Indenture and the Junior Subordinated Note Indenture.

         "Pathmark Notes" means the Senior Subordinated Notes, the Subordinated Debentures, the Subordinated Notes and the Junior Subordinated Notes.

         "Person" means a person as defined in section 101(41) of the Bankruptcy Code.

         "Petition Date" means the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

         "Plainbridge" means Plainbridge, Inc., a Delaware corporation.

         "Plainbridge Common Stock" means the authorized common stock of Plainbridge.

         "Plainbridge Equity Interest" means any equity interest of Plainbridge including, but not limited to, all issued, unissued, authorized or outstanding shares or stock (including the Plainbridge Common Stock), together with any warrants, options or contract rights to purchase or acquire such interests at any time.

         "Plan" means this Joint Plan of Reorganization under chapter 11 of the Bankruptcy Code, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order.

         "Plan Documents" means the agreements, documents and instruments entered into on or as of the Effective Date as contemplated by, and in furtherance of, the Plan.

         "Preferred Stock Interest" means the equity interest in Holdings evidenced by the Holdings Preferred Stock.

         "Preferred Stockholder Litigation" means the action captioned Wolfson
v. Supermarkets General Holdings Corporation, et al., C.A. No. 17047, pending in the court of Chancery of the State of Delaware.

         "Priority Tax Claim" means a Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

         "Professional Fees" means all allowances of compensation and reimbursement of expenses allowed to Professionals pursuant to sections 330, 331 or 503(b) of the Bankruptcy Code.

         "Professionals" means a Person or Entity employed pursuant to a Final Order in accordance with sections 327 or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code and the attorneys, financial advisors and other professionals retained by the Bondholder Committee in the event that their fees and expenses are subject to approval of the Bankruptcy Court.

         "PTK" means PTK Holdings, Inc., a Delaware Corporation.

         "PTK Common Stock" means the authorized common stock of PTK.

         "PTK Equity Interest" means any equity interest of PTK including, but not limited to, all issued, unissued, authorized or outstanding shares or stock (including the PTK Common Stock), together with any warrants, options or contract rights to purchase or acquire such interests at any time.

         "Ratable Portion" means, with reference to any distribution on account of any Allowed Claim or Allowed Equity Interest in any Class, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim or number of shares evidencing such Allowed Equity Interest, as applicable, bears to the aggregate amount of Allowed Claims or aggregate number of outstanding shares of Allowed Equity Interests in such Class, as applicable.

         "Registration Rights Agreement" means a Registration Rights Agreement, in form and substance acceptable to the Bondholder Committee to be signed by Reorganized Pathmark for the benefit of certain of the Holders of the Pathmark Notes that receive New Common Stock under the Plan, the material terms of which are described in the Disclosure Statement.

         "Reorganized Debtors" means, collectively, Pathmark, Riskco and Plainbridge and any successors thereto, by merger, consolidation or otherwise, on or after the Effective Date.

         "Reorganized Pathmark" means Pathmark, as reorganized on and after the Effective Date and after giving effect to the mergers to be completed pursuant to Section 5.2.

         "Reorganized Plainbridge" means Plainbridge, as reorganized on and after the Effective Date.

         "Reorganized Riskco" means Riskco, as reorganized on and after the Effective Date.

         "Retention and Sale Bonus Agreements" means certain retention and sale bonus agreements between the Company and certain of its key executive officers, the material terms of which are described in the Disclosure Statement.

         "Riskco" means Pathmark Risk Management Corporation, a New Jersey corporation.

         "Riskco Common Stock" means the authorized common stock of Riskco.

         "Riskco Equity Interest" means any equity interest of Riskco including, but not limited to, all issued, unissued, authorized or outstanding shares or stock (including the Riskco Common Stock), together with any warrants, options or contract rights to purchase or acquire such interests at any time.

         "Schedules" means the schedules of assets and liabilities, schedules of executory contracts, and the statement of financial affairs of one or more of the Debtors filed pursuant to section 521 of the Bankruptcy Code, the Official Bankruptcy Forms and the Bankruptcy Rules, as they may be amended and supplemented from time to time.

         "Secured Claim" means, with respect to any Debtor, a Claim that is secured by a Lien on, or security interest in, property of any such Debtor, or that has the benefit of rights of setoff under section 553 of the Bankruptcy Code, but only to the extent of the value of the creditor's interest in such Debtor's interest in such property, or to the extent of the amount subject to setoff, which value shall be determined as provided in section 506 of the Bankruptcy Code.

         "Secured Credit Agreement Claims" means all Secured Claims arising from or relating to the Credit Agreement or any guaranty issued in connection therewith.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Senior Subordinated Note Claims" means all Claims arising from or related to the Senior Subordinated Notes.

         "Senior Subordinated Note Indenture" means the Indenture dated as of October 26, 1993 between Pathmark and United States Trust Company of New York, as Trustee, relating to the Senior Subordinated Notes, as amended from time to time.

         "Senior Subordinated Notes" means the 9 5/8% Senior Subordinated Notes due 2003 issued by Pathmark under the Senior Subordinated Note Indenture.

         "SMG-II" means SMG-II Holdings Corporation, a Delaware corporation.

         "SMG-II Common Stock" means the authorized Class A and Class B Common Stock of SMG-II.

         "SMG-II Equity Interest" means any equity interest of SMG-II including, but not limited to, all issued, unissued, authorized or outstanding shares or stock (including the SMG-II Common Stock and the SMG-II Preferred Stock), together with any warrants, options or contract rights to purchase or acquire such interests at any time.

         "SMG-II Preferred Stock" means the authorized Series A, Series B and Series C Preferred Stock of SMG-II.

         "Subordinated Debenture Indenture" means the Indenture dated as of October 26, 1993 between Pathmark and Wilmington Trust Company, as Trustee, relating to the Subordinated Debentures, as amended from time to time.

         "Subordinated Debentures" means the 12 5/8% Subordinated Debentures due 2002 issued by Pathmark under the Subordinated Debenture Indenture.

         "Subordinated Indebtedness Claims" means all Claims arising from or related to the Subordinated Debentures or the Subordinated Notes.

         "Subordinated Note Indenture" means the Indenture dated as of October 26, 1993 between Pathmark and Wilmington Trust Company, as Trustee, relating to the Subordinated Notes, as amended from time to time.

         "Subordinated Notes" means the 11 5/8% Subordinated Notes due 2002 issued by Pathmark under the Subordinated Note Indenture.

         "Voting Instructions" means the instructions for voting on the Plan contained in the section of the Disclosure Statement entitled "SOLICITATION; VOTING PROCEDURES" and in the Ballots and the Master Ballots.

         "Voting Record Date" means June 2, 2000.

Section 1.2. Rules of Interpretation and Computation of Time

         (a) For purposes of the Plan: (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (ii) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (iii) any reference in the Plan to an existing document or exhibit filed, or to be filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (iv) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (v) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (vi) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (vii) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (viii) any term used in capitalized form in the Plan that is not defined herein but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

         (b) In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                   ARTICLE II

                     ADMINISTRATIVE AND PRIORITY TAX CLAIMS

Section 2.1. Administrative Claims

         Subject to the provisions of sections 330(a), 331 and 503(b) of the Bankruptcy Code, each Administrative Claim shall be paid by the Debtors, in full, in Cash, in such amounts as are incurred in the ordinary course of business by the Debtors, or in such amounts as such Administrative Claim is Allowed by the Bankruptcy Court upon (a) the later of the Effective Date or the date upon which there is a Final Order allowing such Administrative Claim, (b) such other terms as may exist in the ordinary course of such Debtor's business or (c) as may be agreed upon between the Holder of such Administrative Claim and the Debtors.

Section 2.2. Priority Tax Claims

         Each Allowed Priority Tax Claim shall be paid by the Debtors in full, in Cash upon the later of (a) the Effective Date, (b) the date upon which there is a Final Order allowing such Allowed Priority Tax Claim, (c) the date such an Allowed Priority Tax Claim would have been due and payable if the Chapter 11 Cases had not been commenced, or (d) as may be agreed upon between the Holder of such Allowed Priority Tax Claim and the Debtors; provided, however, that (i)(x) each Debtor may, at its option, in lieu of payment in full of an Allowed Priority Tax Claim on the Effective Date, make Cash payments on account of such Allowed Priority Tax Claim, deferred to the extent permitted pursuant to section 1129(a)(9)(C) of the Bankruptcy Code and, in such event, interest shall be paid on the unpaid portion of such Allowed Priority Tax Claim at a rate to be agreed upon by the Debtors and the applicable governmental unit or as determined by the Bankruptcy Court; and (y) if such Allowed Priority Tax Claim is for a tax assessed against property of a Debtor's estate in such property and (ii) in the event an Allowed Priority Tax Claim may also be classified as an Allowed Other Secured Claim, such Debtor may, at its option, elect to treat such Allowed Priority Tax Claim as an Allowed Other Secured Claim.

Section 2.3. Professional Fees

         (a) All final applications for Professional Fees for services rendered in connection with the Chapter 11 Cases prior to the Confirmation Date shall be filed with the Bankruptcy Court not later than thirty (30) days after the Effective Date.

         (b) Notwithstanding Section 2.3(a), the reasonable fees and expenses incurred on or after the Petition Date by Cadwalader Wickersham & Taft, as counsel to the Bondholder Committee, Houlihan, Lokey, Howard & Zukin, as financial advisors to the Bondholder Committee, and any other professionals retained by the Bondholder Committee, including but not limited to, local counsel, pursuant to their respective agreements with Pathmark entered into prior to or on or subsequent to the Petition Date, shall be paid by Pathmark or Reorganized Pathmark as Administrative Claims in the ordinary course of Pathmark's business, without application by or on behalf of any such parties to the Bankruptcy Court, and without notice and a hearing, unless specifically required by the Bankruptcy Court. If Pathmark or Reorganized Pathmark and any such professional cannot agree on the amount of fees and expenses to be paid by such party, the amount of any such fees and expenses shall be determined by the Bankruptcy Court.

Section 2.4. Claims under DIP Credit Agreement

         On the Effective Date, all amounts outstanding under the DIP Credit Agreement shall be paid in full in Cash or as otherwise provided in the DIP Credit Agreement.

                                   ARTICLE III

           CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

Section 3.1. Classification

         The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

         Claims (except for Administrative Claims and Priority Tax Claims, which are not required to be classified pursuant to section 1123(a)(i) of the Bankruptcy Code) and Equity Interests are classified as follows:

         (a) Claims Against and Equity Interests in Pathmark

                 (i) Pathmark Class 1--Secured Credit Agreement Claims against Pathmark

                 (ii)    Pathmark Class 2--Other Secured Claims against Pathmark

                 (iii)   Pathmark Class 3--Other Priority Claims against
                         Pathmark

                 (iv)    Pathmark Class 4--General Unsecured Claims against
                         Pathmark

                 (v)     Pathmark Class 5--Senior Subordinated Note Claims

                 (vi)    Pathmark Class 6--Subordinated Indebtedness Claims

                 (vii)   Pathmark Class 7--Junior Subordinated Note Claims

                 (viii)  Pathmark Class 8--Guaranty Claims

                 (ix)    Pathmark Class 9--Equity Interests in Pathmark

         (b) Claims Against and Equity Interests in PTK

                 (i)     PTK Class 1--General Unsecured Claims against PTK

                 (ii)    PTK Class 2--PTK Equity Interests

         (c) Claims Against and Equity Interests in Holdings

                 (i)     Holdings Class 1--General Unsecured Claims against
                         Holdings

                 (ii)    Holdings Class 2--Holdings Bond Claims

                 (iii)   Holdings Class 3--Holdings Preferred Stock Interests

                 (iv)    Holdings Class 4--Holdings Common Stock Interests

         (d) Claims Against and Equity Interests in SMG-II

                 (i)     SMG-II Class 1--General Unsecured Claims against SMG-II

                 (ii)    SMG-II Class 2--SMG-II Equity Interests

         (e) Claims Against and Equity Interests in Plainbridge

                 (i) Plainbridge Class 1--Secured Credit Agreement Claims against Plainbridge

                 (ii) Plainbridge Class 2--Other Secured Claims against Plainbridge

                 (iii) Plainbridge Class 3--Other Priority Claims against Plainbridge

                 (iv) Plainbridge Class 4--General Unsecured Claims against Plainbridge

                 (v)     Plainbridge Class 5--Plainbridge Equity Interests

         (f)Claims Against and Equity Interests in Riskco

                 (i) Riskco Class 1--Secured Credit Agreement Claims against Riskco

                 (ii)    Riskco Class 2--Other Secured Claims against Riskco

                 (iii)   Riskco Class 3--Other Priority Claims against Riskco

                 (iv)    Riskco Class 4--General Unsecured Claims against Riskco

                 (v)     Riskco Class 5--Riskco Equity Interests

Section 3.2. Acceptances and Rejections

         Each of Pathmark Class 1, Pathmark Class 2, Pathmark Class 3, Pathmark Class 4, PTK Class 1, PTK Class 2 (to the extent that the treatment described in
Section 3.4(b)(i)(B) applies to PTK Class 2), Holdings Class 1, SMG-II Class 1, SMG-II Class 2 (to the extent that the treatment described in Section 3.6(b)(i)(B) applies to SMG-II Class 2), Plainbridge Class 1, Plainbridge Class 2, Plainbridge Class 3, Plainbridge Class 4, Plainbridge Class 5, Riskco Class 1, Riskco Class 2, Riskco Class 3, Riskco Class 4 and Riskco Class 5 is unimpaired under the Plan and Holders of Claims or Equity Interests in such Classes are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Equity Interests in Pathmark Class 9, PTK Class 2 (to the extent that the treatment described in Section 3.4(b)(i)(A) applies to PTK Class 2), Holdings Class 4 and SMG-II Class 2 (to the extent that the treatment described in Section 3.6(b)(i)(A) of the Plan applies to SMG-II Class 2) are not receiving or retaining any property on account of the Equity Interests in such Classes and Holders of such Equity Interests in such Classes are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holdings Class 3 is deemed to have rejected the Plan. Pathmark Class 5, Pathmark Class 6, Pathmark Class 7, Pathmark Class 8, and Holdings Class 2 are impaired and are entitled to vote to accept or reject the Plan.

Section 3.3. Treatment of Claims Against and Equity Interests in Pathmark

         (a) Pathmark Class 1--Secured Credit Agreement Claims against Pathmark

                 (i) Treatment: Each Secured Credit Agreement Claim constitutes an Allowed Secured Credit Agreement Claim. On or prior to the Effective Date, unless such Holder and Pathmark agree to a different treatment, each Holder of an Allowed Secured Credit Agreement Claim will be paid the amount of such Holder's Allowed Secured Credit Agreement Claim in full in Cash by Reorganized Pathmark. Therefore, all Secured Credit Agreement Claims shall be unimpaired in accordance with section 1124 of the Bankruptcy Code when paid in accordance with the immediately preceding sentence. The amount of any Cash distribution to a Holder of a Secured Credit Agreement Claim under Pathmark Class 1 shall be reduced by any Cash distribution on account of any Allowed Claim of such Holder under Plainbridge Class 1 and Riskco Class 1.

                 (ii) Voting: Pathmark Class 1 is not impaired and the Holders of Secured Credit Agreement Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

         (b) Pathmark Class 2--Other Secured Claims against Pathmark

                 (i) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Other Secured Claims against Pathmark are unaltered by the Plan. Unless the Holder of such Claim and Pathmark agree to a different treatment, each Holder of an Allowed Other Secured Claim shall receive one of the following alternative treatments, at the election of Pathmark:

                         (A) the legal, equitable and contractual rights to which such Claim entitles the Holder thereof shall be unaltered by the Plan;

                         (B) the Debtors shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or recourse against the Debtors or Reorganized Pathmark; or

                         (C) such Claim will be otherwise treated in any other manner such that Pathmark Class 2 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

                         Any default with respect to any Other Secured Claim against Pathmark that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                 (ii) Voting: Pathmark Class 2 is not impaired. The Holders of Other Secured Claims against Pathmark are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

         (c) Pathmark Class 3--Other Priority Claims against Pathmark

                 (i) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Other Priority Claims against Pathmark are unaltered by the Plan. Unless the Holder of an Allowed Other Priority Claim and Pathmark agree to a different treatment, each Holder of an Allowed Other Priority Claim against Pathmark shall receive one of the following alternative treatments, at the election of Pathmark:

                         (A) to the extent then due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Pathmark;

                         (B) to the extent not due and owing on the Effective Date, such Claim will be paid in full in Cash by Reorganized Pathmark when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms thereof; or

                         (C) such Claim will be otherwise treated in any manner such that Pathmark Class 3 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

                         Any default with respect to any Other Priority Claim against Pathmark that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                 (ii) Voting: Pathmark Class 3 is not impaired. The Holders of Other Priority Claims against Pathmark are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

         (d) Pathmark Class 4--General Unsecured Claims against Pathmark

                 (i) Treatment: The legal, equitable and contractual rights of the Holders of General Unsecured Claims against Pathmark are unaltered by the Plan. Unless the Holder of such Claim and Pathmark agree to a different treatment, each Holder of a General Unsecured Claim against Pathmark shall receive one of the following alternative treatments, at the election of Pathmark:

                         (A) to the extent then due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Pathmark in accordance with the terms thereof;

                         (B) to the extent not due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Pathmark when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms thereof; or

                         (C) such Claim will be otherwise treated in any other manner such that Pathmark Class 4 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

                         Any default with respect to any General Unsecured Claim against Pathmark that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                 (ii) Voting: Pathmark Class 4 is not impaired. The Holders of General Unsecured Claims against Pathmark are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

         (e) Pathmark Class 5--Senior Subordinated Note Claims

                 (i) Treatment: Each Senior Subordinated Note Claim constitutes an Allowed Senior Subordinated Note Claim. On the Effective Date, each Holder of an Allowed Senior Subordinated Note Claim shall receive, in full satisfaction of such Allowed Senior Subordinated Note Claim, its Ratable Portion of 23,270,811 shares of New Common Stock (representing 77.57% of the initial shares of New Common Stock), subject to dilution by the exercise of the New Warrants, any options to purchase New Common Stock pursuant to the Long Term Stock Incentive Plan and/or restricted shares of New Common Stock issued pursuant to the Retention and Sale Bonus Agreements. The aggregate Allowed Amount of all Senior Subordinated Note Claims shall be $472,453,937, which includes prepetition interest as of June 30, 2000 and postpetition interest through August 15, 2000. To the extent the Extended Petition Date occurs, Senior Subordinated Note Claims shall include prepetition interest through such Extended Petition Date and share allocations to the Holders of Senior Subordinated Note Claims shall be adjusted accordingly. If the Extended Effective Date occurs, then Senior Subordinated Note Claims shall continue to accrue and include postpetition interest through the Extended Effective Date.

                 (ii) Voting: Pathmark Class 5 is impaired and the Holders of Allowed Senior Subordinated Note Claims are entitled to vote to accept or reject the Plan.

         (f) Pathmark Class 6--Subordinated Indebtedness Claims

                 (i) Treatment: Each Subordinated Indebtedness Claim constitutes an Allowed Subordinated Indebtedness Claim. On the Effective Date, each Holder of an Allowed Subordinated Indebtedness Claim shall receive in full satisfaction of such Allowed Subordinated Indebtedness Claim (x) its Ratable Portion of 5,788,127 shares of New Common Stock (representing 19.29% of initial shares of New Common Stock), subject to dilution by the exercise of the New Warrants, any options to purchase New Common Stock pursuant to the Long Term Stock Incentive Plan and/or restricted shares of New Common Stock issued pursuant to the Retention and Sale Bonus Agreements and (y) its Ratable Portion of New Warrants to purchase 3,970,589 shares of New Common Stock (representing 75% of the New Warrants). The aggregate Allowed Amount of all Subordinated Indebtedness Claims shall be $313,874,903, which includes prepetition interest as of June 30, 2000. To the extent the Extended Petition Date occurs, Subordinated Indebtedness Claims shall include prepetition interest through such Extended Petition Date and share allocations to the Holders of Subordinated Indebtedness claims shall be adjusted accordingly.

                 (ii) Voting: Pathmark Class 6 is impaired and the Holders of Allowed Subordinated Indebtedness Claims are entitled to vote to accept or reject the Plan.

         (g) Pathmark Class 7--Junior Subordinated Note Claims

                 (i) Treatment: Each Junior Subordinated Note Claim constitutes an Allowed Junior Subordinated Note Claim. On the Effective Date, each Holder of an Allowed Junior Subordinate Note Claim shall receive in full satisfaction of such Allowed Junior Subordinated Note Claim (x) its Ratable Portion of 889,590 shares of New Common Stock (representing 2.97% of the initial shares of New Common Stock), subject to dilution by the exercise of the New Warrants, any options to purchase New Common Stock pursuant to the Long Term Stock Incentive Plan and/or restricted shares of New Common Stock issued pursuant to the Retention and Sale Bonus Agreements and (y) its Ratable Portion of New Warrants to purchase 1,323,529 shares of New Common Stock (representing 25% of the New Warrants). The aggregate Allowed Amount of all Junior Subordinated Note Claims shall be $241,200,738, which includes prepetition interest as of June 30, 2000. To the extent the Extended Petition Date occurs, Subordinated Indebtedness Claims shall include prepetition interest through the Extended Petition Date and share allocations to the Holders of Junior Subordinated Note Claims shall be adjusted accordingly.

                 (ii) Voting: Pathmark Class 7 is impaired and the Holders of Allowed Junior Subordinated Note Claims are entitled to vote to accept or reject the Plan.

         (h) Pathmark Class 8--Guaranty Claims

                 (i) Treatment: Each Guaranty Claim constitutes an Allowed Guaranty Claim. On the Effective Date, each Holder of an Allowed Guaranty Claim shall receive, in full satisfaction of such Allowed Guaranty Claim, its Ratable Portion of 51,472 shares of New Common Stock (representing .17% of the initial shares of New Common Stock) subject to dilution by the exercise of the New Warrants, any options to purchase New Common Stock pursuant to the Long Term Stock Incentive Plan and/or restricted shares of New Common Stock issued pursuant to the Retention and Sale Bonus Agreements. The aggregate Allowed amount of all Guaranty Claims shall be $1,045,008, which includes prepetition interest through June 30, 2000. To the extent the Extended Petition Date occurs, Guaranty Claims shall include prepetition interest through the Extended Petition Date and share allocations to the Holders of Guaranty Claims shall be adjusted accordingly. To the extent Holders of Guaranty Claims receive a distribution under Pathmark Class 8, they are precluded from receiving a distribution under Holdings Class 2 on account of the same Claim.

                 (ii) Voting: Pathmark Class 8 is impaired and the Holders of Guaranty Claims are entitled to vote to accept or reject the Plan.

         (i) Pathmark Class 9--Equity Interests in Pathmark

                 (i) Treatment: On the Effective Date, the Pathmark Equity Interests will be canceled and each holder thereof shall not receive or retain any distribution on account of its Pathmark Equity Interest.

                 (ii) Voting: Pathmark Class 9 is impaired. Holders of Pathmark Equity Interests are deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

Section 3.4. Treatment of Claims Against and Equity Interests in PTK

         (a) PTK Class 1--General Unsecured Claims against PTK

                 (i) Treatment: The legal, equitable and contractual rights of the Holders of Allowed General Unsecured Claims against PTK are unaltered by the Plan. Unless the Holder of such a Claim and PTK agree to a different treatment, each Holder of an Allowed General Unsecured Claim against PTK shall receive one of the following alternative treatments, at the election of PTK:

                         (A) to the extent then due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Pathmark;

                         (B) to the extent not due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Pathmark when and as such Claim becomes due and owing in the ordinary course of business; or

                         (C) such Claim will be otherwise treated in any other manner such that PTK Class 1 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

                         Any default with respect to any General Unsecured Claim against PTK that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                 (ii) Voting: PTK Class 1 is not impaired. The Holders of General Unsecured Claims against PTK are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

         (b) PTK Class 2--PTK Equity Interests

                 (i) Treatment: On the Effective Date, either (A) the PTK Equity Interests will be canceled and each holder thereof shall not receive any distribution on account of its PTK Equity Interest; or (B) the Holders of PTK Equity Interests shall retain their interests in the PTK Equity Interests under the Plan, but the PTK Equity Interests shall be canceled in accordance with applicable non-bankruptcy law pursuant to the mergers and other transactions described in Section 5.2 of the Plan. Consummation of the transactions contemplated under Section 5.2 of the Plan will be conditioned upon the Holders of PTK Equity Interests having voted their interests in favor of such mergers and other transactions described in Section 5.2 of the Plan in such number and in such manner as shall be binding upon all Holders of PTK Equity Interests.

                 (ii) Voting: To the extent the treatment described in the immediately preceding clause (A) applies to PTK Class 2, PTK Class 2 is impaired; the Holders of PTK Equity Interests are deemed to reject the Plan and are not entitled to vote to accept or reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Alternatively, to the extent that the treatment described in the immediately preceding clause (B) applies to PTK Class 2, PTK Class 2 is not impaired; the Holders of PTK Equity Interests are conclusively presumed to have accepted the Plan and are not entitled to vote to accept or reject the Plan pursuant to section 1126(f) of the Bankruptcy Code.

Section 3.5. Treatment of Claims Against and Equity Interests in Holdings

         (a) Holdings Class 1--General Unsecured Claims against Holdings

                 (i) Treatment: The legal, equitable and contractual rights of the Holders of General Unsecured Claims against Holdings are unaltered by the Plan. Unless the Holder of such Claim and Holdings agree to a different treatment, each Holder of an Allowed General Unsecured Claim against Holdings shall receive one of the following alternative treatments, at the election of
                         Holdings:

                         (A) to the extent then due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Pathmark;

                         (B) to the extent not due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Pathmark when and as such Claim becomes due and owing in the ordinary course of business; or

                         (C) such Claim will be otherwise treated in any other manner such that Holdings Class 1 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

                         Any default with respect to any General Unsecured Claim against Holdings that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                 (ii) Voting: Holdings Class 1 is not impaired. The Holders of General Unsecured Claims against Holdings are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

         (b) Holdings Class 2--Holdings Bond Claims

                 (i) Treatment: Each Holdings Bond Claim constitutes an Allowed Holdings Bond Claim. On the Effective Date, each Holder of an Allowed Holdings Bond Claim shall receive in full satisfaction of such Allowed Holdings Bond Claim, its Ratable Portion of 51,472 shares of New Common Stock (representing .17% of the initial shares of New Common Stock), subject to dilution by the exercise of the New Warrants, any options to purchase New Common Stock pursuant to the Long Term Stock Incentive Plan and/or restricted shares of New Common Stock issued pursuant to the Retention and Sale Bonus Agreements. The aggregate Allowed amount of all Holdings Bond Claims shall be $1,045,008, which includes prepetition interest as of June 30, 2000. To the extent the Extended Petition Date occurs, Holdings Bond Claims shall include prepetition interest through the Extended Petition Date and share allocations to the Holders of Holdings Bond Claims shall be adjusted accordingly. To the extent Holders of Holdings Bond Claims receive a distribution under Holdings Class 2, they are precluded from receiving a distribution under Pathmark Class 8 on account of the same Claim.

                 (ii) Voting: Class 2 is impaired and the Holders of Allowed Holding Bond Claims are entitled to vote to accept or reject the Plan.

         (c) Holdings Class 3--Holdings Preferred Stock Interests

                 (i) Treatment: On the Effective Date, each Holder of an Allowed Holdings Preferred Stock Interest shall receive in full satisfaction of such Allowed Holdings Preferred Stock Interest its Ratable Portion of $500,000 in Cash. In addition, each Holder of an Allowed Holdings Preferred Stock Interest shall retain all Causes of Action it may have against any Debtor, Reorganized Debtor or other entity in respect of the Preferred Stockholder Litigation.

                 (ii) Voting: Holdings Class 3 is impaired. The Holders of Preferred Stock Interests are deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

         (d) Holdings Class 4--Holdings Common Stock Interests

                 (i) Treatment: On the Effective Date, the Holdings Common Stock Interests will be canceled and each holder thereof shall not receive or retain any distribution on account of its Holdings Common Stock Interests.

                 (ii) Voting: Holdings Class 4 is impaired. Holders of Holdings Common Stock Interests are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

Section 3.6. Treatment of Claims Against and Equity Interests in SMG-II

         (a) SMG-II Class 1--General Unsecured Claims against SMG-II

                 (i) Treatment: The legal, equitable and contractual rights of the Holders of General Unsecured Claims against SMG-II are unaltered by the Plan. Unless the Holder of such a Claim and SMG-II agree to a different treatment, each Holder of an Allowed General Unsecured Claim against SMG-II shall receive one of the following alternative treatments, at the election of SMG-II:

                         (A) to the extent then due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Pathmark;

                         (B) to the extent not due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Pathmark when and as such Claim becomes due and owing in the ordinary course of business; or

                         (C) such Claim will be otherwise treated in any other manner such that SMG-II Class 1 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

                         Any default with respect to any General Unsecured Claim against SMG-II that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                 (ii) Voting: SMG-II Class 1 is not impaired. The Holders of General Unsecured Claims against SMG-II are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

         (b) SMG-II Class 2--SMG-II Equity Interests

                 (i) Treatment: On the Effective Date, either (A) the SMG-II Equity Interests will be canceled and each holder thereof shall not receive any distribution on account of its SMG-II Equity Interest; or (B) the Holders of SMG-II Equity Interests shall retain their interests in the SMG-II Equity Interests under the Plan, but the SMG-II Equity Interests shall be canceled in accordance with applicable non-bankruptcy law pursuant to the mergers and other transactions described in Section 5.2 of the Plan. Consummation of the transactions contemplated under Section 5.2 of the Plan will be conditioned upon the Holders of SMG-II Equity Interests having voted their interests in favor of such mergers and other transactions described in Section 5.2 of the Plan in such number and in such manner as shall be binding upon all Holders of SMG-II Equity Interests.

                 (ii) Voting: To the extent the treatment described in the immediately preceding clause (A) applies to SMG-II Class 2, SMG-II Class 2 is impaired; the Holders of SMG-II Equity Interests are deemed to reject the Plan and are not entitled to vote to accept or reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Alternatively, to the extent that the treatment described in the immediately preceding clause (B) applies to SMG-II Class 2, SMG-II Class 2 is not impaired; the Holders of SMG-II Equity Interests are conclusively presumed to have accepted the Plan and are not entitled to vote to accept or reject the Plan pursuant to section 1126(f) of the Bankruptcy Code.

Section 3.7. Treatment of Claims Against and Equity Interests in Plainbridge

         (a) Plainbridge Class 1--Secured Credit Agreement Claims against Plainbridge

                 (i) Treatment: Each Secured Credit Agreement Claim constitutes an Allowed Secured Credit Agreement Claim. On or prior to the Effective Date, unless such Holder and Plainbridge agree to a different treatment, each Holder of an Allowed Secured Credit Agreement Claim will be paid the amount of such Holder's Allowed Secured Credit Agreement Claim in full in Cash by Reorganized Plainbridge. Therefore, all Secured Credit Agreement Claims shall be unimpaired in accordance with section 1124 of the Bankruptcy Code when paid in accordance with the immediately preceding sentence. The amount of any Cash distribution to a Holder of a Secured Credit Agreement Claim under Plainbridge Class 1 shall be reduced by any Cash distribution on account of any Allowed Claim of such Holder under Pathmark Class 1 and Riskco Class 1.

                 (ii) Voting: Plainbridge Class 1 is not impaired and the Holders of Secured Credit Agreement Claims are conclusively presumed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

         (b) Plainbridge Class 2--Other Secured Claims against Plainbridge

                 (i) Treatment: The legal, equitable and contractual rights of the Holders of Other Secured Claims against Plainbridge are unaltered by the Plan. Unless the Holder of such a Claim and Plainbridge agree to a different treatment, each Holder of an Allowed Other Secured Claim against Plainbridge shall receive one of the following alternative treatments, at the election of Plainbridge:

                         (A) the legal, equitable and contractual rights to which such Claim entitles the Holder thereof shall be unaltered by the Plan;

                         (B) Plainbridge shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or recourse against Plainbridge or Reorganized Pathmark; or

                         (C) such Claim will be otherwise treated in any other manner such that Plainbridge Class 2 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

                         Any default with respect to any Other Secured Claim against Plainbridge that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                 (ii) Voting: Plainbridge Class 2 is not impaired. The Holders of Other Secured Claims against Plainbridge are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

         (c) Plainbridge Class 3--Other Priority Claims against Plainbridge

                 (i) Treatment: The legal, equitable and contractual rights of the Holders of Other Priority Claims against Plainbridge are unaltered by the Plan. Unless the Holder of such a Claim and Plainbridge agree to a different treatment, each Holder of an Allowed Other Priority Claim against Plainbridge shall receive one of the following alternative treatments, at the election of Plainbridge:

                         (A) to the extent then due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Pathmark;

                         (B) to the extent not due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Pathmark when and as such Claim becomes due and owing in the ordinary course of business; or

                         (C) such Claim will be otherwise treated in any manner such that Plainbridge Class 3 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

                         Any default with respect to any Other Priority Claim against Plainbridge that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                 (ii) Voting: Plainbridge Class 3 is not impaired. The Holders of Other Priority Claims against Plainbridge are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

         (d) Plainbridge Class 4--Plainbridge General Unsecured Claims

                 (i) Treatment: The legal, equitable and contractual rights of the Holders of General Unsecured Claims against Plainbridge are unaltered by the Plan. Unless the Holder of such a Claim and Plainbridge agree to a different treatment, each Holder of an Allowed General Unsecured Claim against Plainbridge shall receive one of the following alternative treatments, at the election of Plainbridge:

                         (A) to the extent then due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Pathmark;

                         (B) to the extent not due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Pathmark when and as such Claim becomes due and owing in the ordinary course of business; or

                         (C) such Claim will be otherwise treated in any other manner such that Plainbridge Class 4 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

                         Any default with respect to any General Unsecured Claim against Plainbridge that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                 (ii) Voting: Plainbridge Class 4 is not impaired and the Holders of General Unsecured Claims against Plainbridge are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

         (e) Plainbridge Class 5--Plainbridge Equity Interests

                 (i) Treatment: Each Plainbridge Equity Interest shall be an Allowed Plainbridge Equity Interest and each Holder of an Allowed Plainbridge Equity Interest shall, on the Effective Date, retain its Plainbridge Equity Interest.

                 (ii) Voting: Plainbridge Class 5 is not impaired and Holders of Plainbridge Equity Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

Section 3.8. Treatment of Claims Against and Equity Interests in Riskco

         (a) Riskco Class 1--Secured Credit Agreement Claims against Riskco

                 (i) Treatment: Each Secured Credit Agreement Claim constitutes an Allowed Secured Credit Agreement Claim. On or prior to the Effective Date, unless such Holder and Riskco agree to a different treatment, each Holder of an Allowed Secured Credit Agreement Claim will be paid the amount of such Holder's Allowed Secured Credit Agreement Claim in full in Cash by Reorganized Riskco. Therefore, all Secured Credit Agreement Claims shall be unimpaired in accordance with section 1124 of the Bankruptcy Code when paid in accordance with the immediately preceding sentence. The amount of any Cash distribution to a Holder of a Secured Credit Agreement Claim under Riskco Class 1 shall be reduced by any Cash distribution on account of an Allowed Claim of such Holder under Pathmark Class 1 and Plainbridge Class 1.

                 (ii) Voting: Riskco Class 1 is not impaired and the Holders of Secured Credit Agreement Claims are conclusively presumed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

         (b) Riskco Class 2--Other Secured Claims against Riskco

                 (i) Treatment: The legal, equitable and contractual rights of the Holders of Other Secured Claims against Riskco are unaltered by the Plan. Unless the Holder of such a Claim and Riskco agree to a different treatment, each Holder of an Allowed Other Secured Claim against Riskco shall receive one of the following alternative treatments, at the election of Riskco:

                         (A) the legal, equitable and contractual rights to which such Claim entitles the Holder thereof shall be unaltered by the Plan;

                         (B) Riskco shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or recourse against Riskco or Reorganized Pathmark; or

                         (C) such Claim will be otherwise treated in any other manner such that Riskco Class 2 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

                         Any default with respect to any Other Secured Claim against Riskco that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                 (ii) Voting: Riskco Class 2 is not impaired. The Holders of Other Secured Claims against Riskco are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

         (c) Riskco Class 3--Other Priority Claims against Riskco

                 (i) Treatment: The legal, equitable and contractual rights of the Holders of Other Priority Claims against Riskco are unaltered by the Plan. Unless the Holder of such a Claim and Riskco agree to a different treatment, each Holder of an Allowed Other Priority Claim against Riskco shall receive one of the following alternative treatments, at the election of Riskco:

                         (A) to the extent then due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Pathmark;

                         (B) to the extent not due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Pathmark when and as such Claim becomes due and owing in the ordinary course of business; or

                         (C) such Claim will be otherwise treated in any manner such that Riskco Class 3 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

                         Any default with respect to any Other Priority Claim against Riskco that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                 (ii) Voting: Riskco Class 3 is not impaired. The Holders of Other Priority Claims against Riskco are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

         (d) Riskco Class 4--Riskco General Unsecured Claims

                 (i) Treatment: The legal, equitable and contractual rights of the Holders of General Unsecured Claims against Riskco are unaltered by the Plan. Unless the Holder of such a Claim and Riskco agree to a different treatment, each Holder of an Allowed General Unsecured Claim against Riskco shall receive one of the following alternative treatments, at the election of Riskco:

                         (A) to the extent then due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Pathmark;

                         (B) to the extent not due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Pathmark when and as such Claim becomes due and owing in the ordinary course of business; or

                         (C) such Claim will be otherwise treated in any other manner such that Riskco Class 4 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

                         Any default with respect to any General Unsecured Claim against Riskco that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                 (ii) Voting: Riskco Class 4 is not impaired and the Holders of General Unsecured Claims against Riskco are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

         (e) Riskco Class 5--Riskco Equity Interests

                 (i) Treatment: Each Riskco Equity Interest shall be an Allowed Riskco Equity Interest and each Holder of an Allowed Riskco Equity Interest shall, on the Effective Date, retain its Riskco Equity Interest.

                 (ii) Voting: Riskco Class 5 is not impaired and Holders of Riskco Equity Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

                                   ARTICLE IV

                                    CRAM DOWN

         If (a) any impaired Class of Claims or Equity Interests shall not accept the Plan in accordance with sections 1126 and 1129(a)(8) of the Bankruptcy Code, or (b) any Class is deemed to have rejected the Plan pursuant to section 1126(b) of the Bankruptcy Code, or the terms of the Plan or otherwise, the Debtors reserve the right to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code, or amend or modify the Plan in accordance with Section 12.4.

                                   ARTICLE V

                      MEANS FOR IMPLEMENTATION OF THE PLAN

Section 5.1. Continued Corporate Existence and Vesting of Assets in Reorganized Pathmark

         Each of Pathmark, Riskco and Plainbridge shall, as Reorganized Pathmark, Reorganized Riskco and Reorganized Plainbridge, respectively, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under the laws of the State of Delaware or the State of New Jersey, as applicable, and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise provided in the Plan or any agreement, instrument or indenture relating thereto, on or after the Effective Date, all property of the Estates of SMG-II, Holdings, PTK and Pathmark, and any property acquired by such Debtors or Reorganized Pathmark under the Plan, shall vest in Reorganized Pathmark, free and clear of all Claims, Liens, charges or other encumbrances and Equity Interests. Except as otherwise provided in the Plan or any agreement, instrument or indenture relating thereto, on or after the Effective Date, all property of Plainbridge's Estate and any property acquired by Plainbridge or Reorganized Plainbridge under the Plan, shall vest in Reorganized Plainbridge, free and clear of all Claims, Liens, charges or other encumbrances and Equity Interests. Except as otherwise provided in the Plan or any agreement, instrument or indenture relating thereto, on or after the Effective Date, all property of Riskco's Estate, and any property acquired by Riskco or Reorganized Riskco under the Plan, shall vest in Reorganized Riskco, free and clear of all Claims, Liens, charges, or other encumbrances and Equity Interests. On and after the Effective Date, the Reorganized Debtors may operate their respective businesses and may use, acquire or dispose of property and compromise or settle any Claims or Equity Interests, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order. In accordance with section 1109(b) of the Bankruptcy Code, nothing in this Article V shall preclude any party in interest from appearing and being heard on any issue in the Chapter 11 Cases.

Section 5.2. Mergers

         On the Effective Date the following mergers shall occur in the following order:

                 (i) PTK shall merge with Pathmark; Pathmark shall be the surviving entity;

                 (ii) Holdings shall merge with Pathmark; Pathmark shall be the surviving entity; and

                 (iii) SMG-II shall merge with Pathmark; Pathmark shall be the surviving entity.

On the Effective Date and in the above-referenced order, each of SMG-II, Holdings, PTK and Pathmark will take all such actions as may be necessary or appropriate to effect the mergers on the terms and subject to the conditions set forth in this Plan. Without limiting the generality of the foregoing sentence, on the Effective Date, the Debtors will cause a certificate of merger conforming to the applicable provisions of the Delaware General Corporation Law to be filed with the Secretary of State of Delaware pursuant to applicable provisions of the Delaware General Corporation Law and will take or cause to be taken all other actions, including making appropriate filings or recordings, that may be required by the Delaware General Corporation Law or other applicable law in connection with these mergers. In addition, Reorganized Pathmark shall, on the Effective Date, file Certificates of Elimination with the Secretary of the State of Delaware.

Section 5.3. Cancellation of Notes, Instruments, Debentures, Common Stock and Stock Options

         On the Effective Date, except to the extent provided in Section 7.2 or elsewhere in the Plan or the Confirmation Order, and provided that the treatments provided for herein and the distributions contemplated by Article VII hereof are made, (a) all notes, instruments, certificates, guaranties and other documents evidencing the Secured Credit Agreement Claims, (b) the Senior Subordinated Notes, (c) the Subordinated Debentures, (d) the Subordinated Notes,
(e) the Junior Subordinated Notes, (f) the Holdings Bonds, (g) the Guaranty and
(h) all Equity Interests of SMG-II, Holdings, PTK and Pathmark, including all common stock and preferred stock of such Debtors, shall be canceled and deemed terminated. On the Effective Date, except to the extent provided in Section 7.2 or otherwise in the Plan, any indenture relating to any of the foregoing, including, without limitation, the Pathmark Indentures and the Holdings Bond Indenture, shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code.

Section 5.4. Issuance of New Securities; Execution of Related Documents

         On the Effective Date, Reorganized Pathmark shall issue the New Common Stock and New Warrants. All Plan Documents including without limitation, the Exit Facility, the New Warrant Agreement, the Registration Rights Agreement and/or any other agreement entered into or instrument issued or in connection with any of the foregoing or any other Plan Document, shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto and shall be deemed to become effective simultaneously.

Section 5.5. Corporate Governance, Directors and Officers, and Corporate Action

         (a) Amended Certificates of Incorporation. On the Effective Date, Reorganized Pathmark shall file the Amended Pathmark Certificate of Incorporation, and Reorganized Plainbridge shall file the Amended Plainbridge Certificate of Incorporation, with the Secretary of the State of Delaware in accordance with sections 102 and 103 of the Delaware General Corporation Law. On the Effective Date, Reorganized Riskco shall file the Amended Riskco Certificate of Incorporation with the Secretary of the State of New Jersey in accordance with sections 14A:1-6 and 14A:2-7 of the New Jersey General Corporations Law. Each of the Amended Certificates of Incorporation will, among other things, prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. The Amended Pathmark Certificate of Incorporation shall provide that the number of authorized shares of New Common Stock of Reorganized Pathmark shall be 100,000,000 and provide that the par value of the New Common Stock shall be $0.01. After the Effective Date, each of the Reorganized Debtors may amend and restate its Amended Certificate of Incorporation and other constituent documents as permitted by the Delaware General Corporation Law and New Jersey General Corporations Law.

         (b) Directors and Officers of the Reorganized Debtors. Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the initial officers of the Reorganized Debtors shall be the officers of the Debtors immediately prior to the Effective Date. On the Effective Date, the directors designated by the Bondholder Committee prior to the Confirmation Date shall serve as directors of Reorganized Pathmark. On the Effective Date, the directors of Reorganized Plainbridge and Reorganized Riskco shall be either (i) the directors of Plainbridge and Riskco, respectively, immediately prior to the Effective Date or
(ii) one or more of the directors of Reorganized Pathmark, as designated by the Bondholder Committee. Pursuant to section 1129(a)(5), the Debtors will disclose, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the initial board of directors of Reorganized Pathmark (which persons shall have been designated by the Bondholder Committee), and, to the extent such Person is an insider, the nature of any compensation for such Person. The classification and composition of the board of directors of each of the Reorganized Debtors shall be consistent with the Amended Certificates of Incorporation. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the Amended Certificates of Incorporation, the other constituent documents of the Reorganized Debtors, the Delaware General Corporation Law and the New Jersey General Corporations Law.

         (c) Corporate Action. On the Effective Date, the adoption of the Amended Certificates of Incorporation or similar constituent documents, the adoption of the Amended By-Laws, the selection of directors and officers for the Reorganized Debtors, the mergers contemplated in Section 5.2 above and all other actions contemplated by the Plan shall be authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of the Debtors or the Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors and members of the boards of directors of the Reorganized Debtors are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of the Reorganized Debtors.

Section 5.6. Sources of Cash for Plan Distribution

         All Cash necessary for the Reorganized Debtors to make payments pursuant to the Plan shall be obtained from existing Cash balances, the operations of the Debtors or Reorganized Debtors, or post-Confirmation Date borrowing under other available facilities of the Debtors or Reorganized Debtors, including, without limitation, to the extent available, the Exit Facility. The Reorganized Debtors may also make such payments using Cash received from their subsidiaries through the Reorganized Debtors' consolidated cash management system and from advances or dividends from such subsidiaries in the ordinary course.

Section 5.7. Ahold Litigation; Preferred Stock Litigation

         On the Effective Date, Reorganized Pathmark shall be vested with all of the Causes of Action and liabilities of SMG-II, Holdings, PTK or Pathmark arising in connection with the Ahold Litigation including, without limitation, any Cause of Action for money damages or equitable or other relief therein and to retain counsel in connection therewith. On the Effective Date, Reorganized Pathmark shall be vested with all of the Causes of Action and liabilities of SMG-II, Holdings, PTK or Pathmark arising in connection with the Preferred Stockholder Litigation including, without limitation, any Cause of Action for money damages or equitable or other relief therein and to retain counsel in connection therewith.

Section 5.8. Elimination of Classes

         Any Class of Claims or Equity Interests that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim or an Allowed Equity Interest, or a Claim or Equity Interest temporarily allowed under Rule 3018 of the Bankruptcy Rules, shall be deemed deleted from the Plan for all purposes.

Section 5.9. Issuance of New Pathmark Common Stock.

         On or as soon as practicable after the Effective Date, Reorganized Pathmark shall issue, in accordance with the terms of the Plan, 30,000,000 shares of New Common Stock to be distributed to Holders of the Pathmark Notes and the Holdings Bonds and 98,510 shares of New Common Stock to be distributed pursuant to modifications to the Retention and Sale Bonus Agreement of Pathmark's Chief Executive Officer. The New Warrant Agreement shall be executed and delivered by Reorganized Pathmark and American Stock Transfer & Trust Company or any replacement agent reasonably acceptable to Reorganized Pathmark and the Bondholder Committee. The issuance of New Common Stock and the New Warrants by Reorganized Pathmark is hereby authorized without the need for any further corporate action.

Section 5.10. Long Term Stock Incentive Plan; Employment Agreements; Retention and Sale Bonus Agreements

         (a) On or prior to the Confirmation Date, the Long Term Stock Incentive Plan, acceptable in form and substance to the Bondholder Committee, shall be adopted by Pathmark and become effective only after the occurrence of the Effective Date. Following the Effective Date, the Long Term Stock Incentive Plan may be amended or modified by the board of directors of Reorganized Pathmark in accordance with the terms thereof and any such amendment or modification shall not require an amendment of this Plan.

         (b) On the Effective Date, the Employment Agreements and the Retention and Sale Bonus Agreements shall be modified as described in the Disclosure Statement.

Section 5.11.  Registration Rights Agreement; Listing Requirements

         The Registration Rights Agreement, which shall be in form and substance satisfactory to the Bondholder Committee, shall be executed and delivered by Reorganized Pathmark on the Effective Date. Reorganized Pathmark will use its best efforts to continue to be a reporting company under the Exchange Act and to be listed, as soon as practicable after the Effective Date, on a nationally recognized market system of the National Association of Securities Dealers' Automated Quotation System or the New York Stock Exchange. All of the New Common Stock and the New Warrants shall be included in the Registration Rights Agreement.

Section 5.12. Exit Facility

         On the Effective Date, the Reorganized Debtors shall be authorized to execute and deliver the Exit Facility Documents, which shall be in form and substance satisfactory to the Bondholder Committee.

                                   ARTICLE VI

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 6.1. Assumption of Executory Contracts and Unexpired Leases

         (a) Immediately prior to the Effective Date, all executory contracts or unexpired leases of the Reorganized Debtors will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that (1) have been rejected by order of the Bankruptcy Court, (2) are the subject of a motion to reject pending on the Effective Date, (3) are identified on a list to be filed with the Bankruptcy Court on or before the Confirmation Date as to be rejected, or (4) are rejected pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed pursuant to this Article VI shall revest in and be fully enforceable by the respective Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law.

         (b) No Debtor shall be permitted to reject any executory contract or unexpired lease if the Allowed Claims arising out of such rejection (as determined by such Debtor after consultation with the Bondholder Committee), when taken together with all Allowed Claims arising out of the rejection of all other executory contracts or unexpired leases by all Debtors (as determined by the Debtors after consultation with the Bondholder Committee) would exceed $15 million in the aggregate.

Section 6.2. Claims Based on Rejection of Executory Contracts or Unexpired
Leases

         All proofs of claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court approving such rejection. Any Claims arising from the rejection of an executory contract or unexpired lease not filed within such times will be forever barred from assertion against the Debtors or Reorganized Debtors, their Estates and property unless otherwise ordered by the Bankruptcy Court or provided for in this Plan. All such Allowed Claims for which proofs of claim are required to be filed will be, and will be treated as, Allowed General Unsecured Claims subject to the provisions of Article III hereof, subject to any limitation on allowance of such Claims under section 502(b) of the Bankruptcy Code or otherwise.

Section 6.3. Cure of Defaults for Assumed Executory Contracts and Unexpired
Leases

         Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

Section 6.4. Indemnification of Directors, Officers and Employees

         The obligations of the Debtors to indemnify any Person or Entity serving at any time on or prior to the Effective Date as one of their directors, officers or employees by reason of such Person's or Entity's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in the Debtors' constituent documents or by a written agreement with the Debtors or the Delaware General Corporation Law or New Jersey General Corporations Law, each as applicable, shall be deemed and treated as executory contracts that are assumed by the Debtors pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall be treated as General Unsecured Claims, and shall survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

Section 6.5. Compensation and Benefit Programs

         Except as otherwise expressly provided hereunder, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, retirees and non-employee directors and the employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, and life, accidental death and dismemberment insurance plans are treated as executory contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code.

                                  ARTICLE VII

                       PROVISIONS GOVERNING DISTRIBUTIONS

Section 7.1. Distribution for Claims and Equity Interests Allowed as of the Effective Date

         (a) Except as otherwise provided in this Article VII or as may be ordered by the Bankruptcy Court, distributions to be made on the Effective Date on account of Claims and Equity Interests that are Allowed as of the

Effective Date and are entitled to receive distributions under the Plan shall be made on the Effective Date or as soon as practicable thereafter. Distributions on account of Claims that become Allowed Claims and Equity Interests that become Allowed Equity Interests after the Effective Date shall be made pursuant to Articles II and III above.

         (b) For purposes of determining the accrual of interest or rights in respect of any other payment from and after the Effective Date, the New Common Stock and the New Warrants to be issued under the Plan shall be deemed issued as of the Effective Date regardless of the date on which they are actually dated, authenticated or distributed.

Section 7.2. Distribution by the Reorganized Debtors; Distributions with Respect to Debt Securities

         Reorganized Pathmark, as Disbursing Agent, shall make all distributions required under the Plan. Notwithstanding the provisions of Article V above regarding the cancellation of the Indentures, the Indentures shall continue in effect to the extent necessary to allow the Reorganized Debtors to receive and make distributions pursuant to the Plan on account of the Senior Subordinated Notes, the Subordinated Debentures, the Subordinated Notes, the Junior Subordinated Notes and the Holdings Bonds. Each Indenture Trustee providing services related to distributions to the Holders of Allowed Senior Subordinated Note Claims, Allowed Subordinated Indebtedness Claims, Allowed Junior Subordinated Note Claims and Allowed Holdings Bond Claims shall receive, from the Reorganized Debtors, with such approval as the Bankruptcy Court may require, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments shall be made on terms agreed upon with the Reorganized Debtors.

Section 7.3 Delivery and Distributions and Undeliverable or Unclaimed Distributions

         (a) Delivery of Distributions in General. Distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Claim as indicated in the records of the Debtors. Except as otherwise provided by the Plan or the Bankruptcy Code with respect to undeliverable distributions, (i) distributions to Holders of Allowed Secured Credit Agreement Claims shall be delivered to Chase, as agent under the Credit Agreement, and (ii) distributions to Holders of Senior Subordinated Note Claims, Subordinated Indebtedness Claims, Junior Subordinated Note Claims and Holdings Bonds shall be made to the Indenture Trustees under the respective Indentures for further distribution to the Holders of the Pathmark Notes and to Holders of the Holdings Bonds, as applicable. Distributions shall be made in accordance with the provisions of the applicable indenture, participation agreement, loan agreement or analogous instrument or agreement and the provisions of this Plan, and distributions will be made to Holders of record as of the Distribution Record Date.

         (b) Undeliverable Distributions

                 (i) Holding of Undeliverable Distributions. If any Allowed Claim Holder's distribution is returned to the Reorganized Debtors as undeliverable, no further distributions shall be made to such Holder unless and until the Reorganized Debtors are notified in writing of such Holder's then current address. Undeliverable distributions shall remain in the possession of the Reorganized Debtors pursuant to this Article VII until such time as a distribution becomes deliverable. Undeliverable Cash shall not be entitled to any interest, dividends or other accruals of any kind.

                 (ii) After Distributions Become Deliverable. Within 20 days after the end of each calendar quarter following the Effective Date, the Reorganized Debtors shall make all distributions that become deliverable during the preceding calendar quarter.

                 (iii) Failure to Claim Undeliverable Distributions. Reorganized Pathmark will file with the Bankruptcy Court, from time to time, a listing of the Holders of unclaimed distributions. This list will be maintained until the entry of an order and/or final decree concluding the Chapter 11 Cases. Any Holder of an Allowed Claim that does not assert a Claim pursuant to the Plan for an undeliverable distribution within one year after the Effective Date shall have its Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against the Reorganized Debtors or their property. In such cases: (A) any Cash held for distribution on account of such Claims shall be the property of Reorganized Pathmark, free of any restrictions thereon; (B) any New Common Stock held for distribution on account of such Claims shall be canceled and of no further force or effect; and (C) any New Warrant held for distribution on account of such Claim shall be canceled and of no further force or effect. Nothing contained in the Plan shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

                 (iv) Compliance with Tax Requirements. Any federal, state or local withholding taxes or amounts required to be withheld under applicable law shall be deducted from distributions hereunder. All Entities holding Claims shall be required to provide any information necessary to effect the withholding of such taxes.

Section 7.4. Distribution Record Date

         As of the close of business on the Distribution Record Date, the transfer registers for the Senior Subordinated Notes, the Subordinated Debentures, the Subordinated Notes, the Junior Subordinated Notes, and the Holdings Bonds, as maintained by the Debtors, the Indenture Trustees, or their respective agents, shall be closed and the transfer of Senior Subordinated Notes, Subordinated Debentures, Subordinated Notes, Junior Subordinated Notes and Holdings Bonds, or any interest therein, will be prohibited. Moreover, the Reorganized Debtors shall have no obligation to recognize the transfer of any Senior Subordinated Notes, Subordinated Debentures, Subordinated Notes, Junior Subordinated Notes and Holdings Bonds occurring after the Distribution Record Date, and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

Section 7.5. Timing and Calculation of Amounts to be Distributed

         On or as soon as practicable after the Effective Date, each Holder of an Allowed Claim against or Allowed Equity Interest in the Debtors shall receive the full amount of the distributions that the Plan provides for such Allowed Claims or Allowed Equity Interests in the applicable Class. Beginning on the date that is 20 calendar days after the end of the calendar quarter following the Effective Date and 20 calendar days after the end of each calendar quarter thereafter, distributions shall also be made, pursuant to Section 8.3 below, to Holders of Disputed Claims or Disputed Equity Interests in any such Class whose Disputed Claims or Disputed Equity Interests were allowed during the preceding calendar quarter. Such quarterly distributions shall also be in the full amount that the Plan provides for Allowed Claims or Allowed Equity Interests in the applicable Class.

Section 7.6. Setoffs and Recoupments

         The Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim (other than to the Senior Subordinated Note Claims, the Subordinated Indebtedness Claims, the Junior Subordinated Note Claims, the Holdings Bond Claims and the Secured Credit Agreement Claims (which claims shall not be subject to set off, recoupment or reduction of any kind, including pursuant to section 502(d) of the Bankruptcy Code)) and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtors or Reorganized Debtors may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any such claims, rights and causes of action that the Debtors or Reorganized Debtors may possess against such Holder.

Section 7.7. Surrender of Canceled Instruments or Securities

         As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the instruments, securities or other documentation canceled pursuant to Article V above, the Holder of such Claim shall tender the applicable instruments, securities or other documentation evidencing such Claim to the Reorganized Debtors unless waived in writing by the Debtors or the Reorganized Debtors. Any New Common

Stock and any New Warrants to be distributed pursuant to the Plan on account of any such Claim shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section 7.3 above.

         (a) Notes, Debentures and Bonds. Each Holder of a Senior Subordinated Note Claim, a Subordinated Indebtedness Claim, a Junior Subordinated Note Claim or a Holdings Bond Claim shall tender its Senior Subordinated Notes, Subordinated Debentures, Subordinated Notes, Junior Subordinated Notes or Holding Bonds relating to such Claim to the Reorganized Debtors in accordance with written instructions to be provided to such Holders by the Reorganized Debtors or the applicable Indenture Trustee as promptly as practicable following the Effective Date. Such instructions shall specify that delivery of such Senior Subordinated Notes, Subordinated Debentures, Subordinated Notes, Junior Subordinated Notes or Holdings Bonds will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Senior Subordinated Notes, Subordinated Debentures, Subordinated Notes, Junior Subordinated Notes or Holdings Bonds with a letter of transmittal in accordance with such instructions. All surrendered Senior Subordinated Notes, Subordinated Debentures, Subordinated Notes, Junior Subordinated Notes or Holdings Bonds shall be marked as canceled.

         (b) Failure to Surrender Canceled Instruments. Any Holder of Senior Subordinated Notes, Subordinated Debentures, Subordinated Notes, Junior Subordinated Notes or Holdings Bonds that fails to surrender or is deemed to have failed to surrender the applicable Senior Subordinated Notes, Subordinated Debentures, Subordinated Notes, Junior Subordinated Notes or Holdings Bonds required to be tendered hereunder within one year after the Effective Date shall have its Claim for a distribution pursuant to the Plan on account of such Senior Subordinated Notes, Subordinated Debentures, Subordinated Notes, Junior Subordinated Notes or Holdings Bonds discharged and shall be forever barred from asserting any such Claim against the Reorganized Debtor or its respective property. In such cases, any New Common Stock or New Warrants held for distribution on account of such Claim shall be disposed of pursuant to the provisions set forth above in Section 7.3.

Section 7.8. Lost, Stolen, Mutilated or Destroyed Debt Securities

         In addition to any requirements under the Indentures, or any related agreement, any Holder of a Claim evidenced by a Senior Subordinated Note, Subordinated Debenture, Subordinated Note, Junior Subordinated Note, or Holdings Bond that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Senior Subordinated Note, Subordinated Debenture, Subordinated Note, Junior Subordinated Note or Holdings Bond, deliver to Reorganized
Pathmark: (i) evidence reasonably satisfactory to Reorganized Pathmark of the loss, theft, mutilation or destruction; and (ii) such security or indemnity as may be required by Reorganized Pathmark to hold Reorganized Pathmark harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim. Upon compliance with this Article VII by a Holder of a Claim evidenced by a Senior Subordinated Note, Subordinated Debenture, Subordinated Note, Junior Subordinated Note or Holdings Bond, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such note, debenture or bond.

Section 7.9. Fractional Shares

         No fractional shares of New Common Stock or New Warrants in lieu thereof shall be distributed. When any issuance of a fraction of a share of New Common Stock or New Warrant would otherwise be called for, the actual issuance shall reflect a rounding up (in the case of .50 or more than .50) of such fraction to the nearest whole New Common Stock share or New Warrant or a rounding down of such fraction (in the case of less than .50).

Section 7.10. Manner of Payment Under Plan of Reorganization

         At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

                                  ARTICLE VIII

                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

Section 8.1. Prosecution of Objections to Claims and Equity Interests

         After the Confirmation Date, the Debtors and the Reorganized Debtors shall have the exclusive authority to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims and Equity Interests. From and after the Confirmation Date, the Debtors and the Reorganized Debtors may settle or compromise any Disputed Claim or Disputed Equity Interests without approval of the Bankruptcy Court.

Section 8.2. Estimation of Claims

         The Debtors or the Reorganized Debtors may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

Section 8.3. Payments and Distributions on Disputed Claims and Disputed Equity Interests

         Notwithstanding any provision in the Plan to the contrary, except as otherwise agreed by the Reorganized Debtors in their sole discretion, no partial payments and no partial distributions will be made with respect to a Disputed Claim or Equity Interest until the resolution of such disputes by settlement or Final Order. Subject to the provisions of this Article VIII, as soon as practicable after a Disputed Claim or Equity Interest becomes an Allowed Claim or Equity Interest, the Holder of such Allowed Claim will receive all payments and distributions to which such Holder is then entitled under the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim(s) or Equity Interest and a Disputed Claim(s) or Equity Interest will receive the appropriate payment or distribution on the Allowed Claim(s) or Equity Interest, although, except as otherwise agreed by the Reorganized Debtors in their sole discretion, no payment or distribution will be made on the Disputed Claim(s) or Equity Interest until such dispute is resolved by settlement or Final Order.

                                  ARTICLE IX.

        CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

Section 9.1. Conditions Precedent to Confirmation

         It shall be a condition to confirmation of the Plan that the following condition shall have been satisfied or waived pursuant to the provisions of
Section 9.3 of the Plan: approval of all provisions, terms and conditions of the Plan in the Confirmation Order.

Section 9.2. Conditions Precedent to Consummation

         It shall be a condition to consummation of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of
Section 9.3 of the Plan:

         (a) the Confirmation Order shall have been approved by the Bankruptcy Court and duly entered on the docket for the Chapter 11 Cases by the Clerk of the Bankruptcy Court in form and substance acceptable to the Debtors and the Bondholder Committee;

         (b) ten days shall have passed since the entry of the Confirmation Order, and the Confirmation Order shall not have been stayed or reversed, modified without the consent of the Debtors, the Bondholder Committee and, insofar as any such modification affects the Secured Credit Agreement Claims, Chase, or be subject to an effective stay or injunction;

         (c) all agreements, notes, instruments, certificates and other documents necessary to be executed and/or delivered in order to implement the Exit Facility on substantially the same terms and conditions as set forth in the Exit Facility Commitment shall have been duly executed and/or delivered in form and substance satisfactory to the Reorganized Debtors, the Bondholder Committee and Chase;

         (d) all outstanding obligations of the Debtors under any debtor in possession financing arrangements shall have been paid in full or otherwise satisfied, and such arrangements shall have been terminated;

         (e) the New Warrant Agreement shall have been duly executed and delivered in form and substance satisfactory to the Bondholder Committee;

         (f) the Registration Rights Agreement shall have been duly executed and delivered in form and substance satisfactory to the Bondholder Committee;

         (g) all mergers contemplated in Section 5.2 of the Plan shall have been duly authorized, consented to, approved and consummated under applicable law and shall be binding upon all Holders of Equity Interests;

         (h) all notes, instruments, certificates and other documents evidencing the Secured Credit Agreement Claims, the Senior Subordinated Notes, the Subordinated Debentures, the Subordinated Notes, the Junior Subordinated Notes, the Holdings Bonds, the Guaranty and all Equity Interests of SMG-II, Holdings, PTK and Pathmark, including all Common Stock and Preferred Stock of such Debtors shall have been canceled; provided, however, that, as to the Credit Agreement, such cancellation shall not occur until all Allowed Secured Credit Agreement Claims have been paid in full in Cash;

         (i) the Amended Certificates of Incorporation of Pathmark and Plainbridge shall have been filed with the Secretary of the State of Delaware;

         (j) the Amended Certificate of Incorporation of Riskco shall have been filed with the Secretary of State of the State of New Jersey;

         (k) all authorizations, consents and regulatory approvals required (if any) in connection with the effectiveness of this Plan shall have been obtained; and

         (l) all other actions and documents necessary to implement the provisions of the Plan on the Effective Date shall have been, respectively, effected or duly executed and delivered.

Section 9.3. Waiver of Conditions

         Other than the conditions precedent to Consummation set forth in
Section 9.2, which may not be waived without the consent of the Bondholder Committee and Chase, the Debtors, with the prior written consent of the Bondholder Committee, may waive any of the conditions precedent to confirmation of the Plan and/or to consummation of the Plan set forth in this Article IX of the Plan at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm and/or consummate the Plan.

Section 9.4. Effect of Non-Occurrence of Conditions to Consummation

         If the Confirmation Order is vacated, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors; (2) prejudice in any manner the rights of the Debtors, or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors in any respect.

                                   ARTICLE X

                   RELEASE, INJUNCTIVE AND RELATED PROVISIONS

Section 10.1. Subordination

         The classification and manner of satisfying all Claims and Equity Interests and the respective distributions and treatments under the Plan take into account or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to the Plan. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled pursuant to this Article X.

Section 10.2. Releases

         In consideration of the contributions of certain parties to the Chapter 11 Cases to be commenced by the Debtors, including, but not limited to (a) SMG-II's transfer of its rights in the Ahold Litigation to Reorganized Pathmark,
(b) the consent by SMG-II to the mergers of SMG-II, Holdings and PTK into Pathmark pursuant to the Plan and (c) the waiver by certain parties (or their affiliates) of rights against one or more of the Debtors, the Plan provides for certain waivers, exculpations, releases and injunctions.

         (a) Releases by Debtors

         Except as otherwise specifically provided herein, for good and valuable consideration, including, but not limited to, the commitments and obligations of the Investor Releasees necessary for consummation of the Plan, the service of the D&O Releasees to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, and the consent of and authorization by, as required by applicable non-bankruptcy law, all current Holders of Equity Interests to the mergers contemplated in Section 5.2, and the service of the Bondholder Committee to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, the Debtors and the Reorganized Debtors will release

                 (i)     all D&O Releasees;

                 (ii)    all Investor Releasees;

                 (iii) all Holders of Equity Interests, except for Holders of Holdings Preferred Stock;

                 (iv) the members of the Bondholder Committee and their respective officers, directors, employees, attorneys, financial advisors, accountants, investment bankers, agents and representatives; and

                 (v)     Chase

from any and all claims (as defined in section 101(5) of the Bankruptcy Code), and from all Causes of Action that the Debtors or their subsidiaries would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or other Person or Entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, except in the case of the D&O Releasees, for claims or liabilities (x) in respect of any loan, advance or similar payment by the Debtors or their subsidiaries to any such Person, or
(y) in respect of any contractual obligation owed by such Person to the Debtors or their subsidiaries.

         (b) Limited Releases by and of Holder of Claims and Investor Releasees

         On the Effective Date, each Holder of a Claim and/or Equity Interest and each Investor Releasee, other than as otherwise provided in the Plan or the Confirmation Order, shall be deemed to have released unconditionally, the Investor Releasees from any and all Causes of Action based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to (i) the Debtors or the Reorganized Debtors, (ii) the Chapter 11 Cases, or
(iii) the negotiation, formulation and preparation of the Plan or Plan Documents, except that no Investor Releasee shall be released from acts or omissions which are the result of fraud, willful misconduct, gross negligence or, with respect to officers and directors of the Debtors, the usurpation of any corporate opportunity.

         On the Effective Date, each Holder of a Claim and/or Equity Interest and each Investor Releasee, other than as otherwise provided in the Plan or the Confirmation Order, shall be deemed to have released unconditionally, and is hereby deemed to release unconditionally on such date, all Holders of Claims and/or Equity Interests from any and all Causes of Action based in whole or in part upon any act or omission, transaction, agreement event or other occurrence taking place on or before the Effective Date in any way relating to or pertaining to (i) the Debtors or the Reorganized Debtors, (ii) the Chapter 11 Cases, or (iii) the negotiation formulation and preparation of the Plan or Plan Documents, except that no Holder of a Claim or Equity Interest shall be released from acts or omissions which are the result of fraud, willful misconduct, gross negligence or, with respect to officers and directors of the Debtors, the usurpation of any corporate opportunity.

Section 10.3. Preservation of Rights of Action

         Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may exclusively enforce any claims, rights and Causes of Action that the Debtors or Estates may hold against any Person or Entity. The Reorganized Debtors may pursue such retained claims, rights or causes of action, as appropriate, in accordance with the best interests of the Reorganized Debtors. On the Effective Date, the Reorganized Debtors shall be deemed to waive and release any claims, rights or Causes of Action arising under sections 544, 547, 548, 549, 550 and 553 of the Bankruptcy Code or otherwise arising under the Bankruptcy Code held by the Reorganized Debtors against any Person or Entity.

Section 10.4. Exculpation

         The Debtors, the Reorganized Debtors, each of the members of the Bondholder Committee, each of the Holders of the Pathmark Notes, the Indenture Trustees, Chase and the Disbursing Agent, and their respective members, partners, officers, directors, employees and agents (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons) shall have no liability to any Holder of any Claim or Equity Interest for any act or omission in connection with, or arising out of the Disclosure Statement, the Plan, the DIP Credit Agreement (and any Bankruptcy Court orders related thereto), the Exit Facility, the Plan Documents, the solicitation of votes for and the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.

Section 10.5. Injunction

         Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that all Entities who have held, hold or may hold Claims against or Equity Interests in the Debtors are, with respect to those Claims and Equity Interests, permanently enjoined, on and after the Confirmation Date, from:

         (a) (i) asserting, commencing or continuing in any manner any action against the Debtors or the Reorganized Debtors or their respective officers and directors, equity holders or affiliates, or any member of the Bondholder Committee with respect to such Claim or Equity Interest, any action against any of the assets of the Debtors or Reorganized Debtors or their affiliates, and any other or further Claim or Equity Interest based upon any document, instrument or act, omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date, (ii) the enforcement, attachment, collection or recovery, by any manner or means of any judgment, award or decree or order against the Debtors or the Reorganized Debtors or their affiliates, or any member of the Bondholder Committee, (iii) creating, perfecting or enforcing any Lien of any kind against the Debtors, the Reorganized Debtors or their affiliates, or any member of the Bondholder Committee, (iv) asserting any setoff, right of subrogation or recoupments of any kind against any obligation due the Debtors, the Reorganized Debtors or their affiliates, or any member of the Bondholder Committee and (v) any action, in any manner, in any place whatsoever, that does not conform or comply with the Plan; and

         (b) all Persons and Entities are permanently enjoined from commencing or continuing in any manner, any suit, action or other proceeding, on account of or respecting any Claim, Equity Interest, interest, obligation, debt, right, remedy or liability released or to be released pursuant to this Article X; provided, however, that this injunction shall not preclude police or regulatory agencies from fulfilling their statutory duties.

                                   ARTICLE XI

                            RETENTION OF JURISDICTION

         Notwithstanding the entry of the Confirmation Order, the Bankruptcy Court shall retain such jurisdiction as legally permissible, including, without limitation, jurisdiction to:

         (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

         (b) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

         (c) Resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtors are party or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date pursuant to Article VI above to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

         (d) Ensure that distributions to Holders of Allowed Claims or Allowed Equity Interests are accomplished pursuant to the provisions of the Plan, including ruling on any motion filed pursuant to Article VIII;

         (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

         (f) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan, including, but not limited to, modification or amendment thereof pursuant to Section 12.4 of the Plan, and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement; provided, however, that, after the Effective Date, the Bankruptcy Court shall not have jurisdiction over issues arising under the Exit Facility;

         (g) Resolve any cases, controversies, suits or disputes that may arise in connection with the interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan;

         (h) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with the occurrence of the Effective Date or enforcement of the Plan, except as otherwise provided herein;

         (i) Resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article X and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

         (j) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

         (k) Decide, hear or resolve litigation matters relating to the Ahold Litigation;

         (l) Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement;

         (m) Enter an order or final decree concluding the Chapter 11 Cases;

         (n) Resolve disputes concerning any reserves with respect to Disputed Claims, Disputed Equity Interests or the administration thereof;

         (o) Resolve any disputes concerning whether a Person or Entity had sufficient notice of the Chapter 11 Cases, the applicable Claims Bar Date, the hearing on the approval of the Disclosure Statement as containing adequate information, the hearing on the confirmation of this Plan for the purpose of determining whether a Claim or Equity Interest is discharged hereunder or for any other purpose;

         (p) Recover all assets of the Debtors and property of the Estate, wherever located, including any Causes of Action under sections 554 through 550 of the Bankruptcy Code; and

         (q) Hear and resolve all matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.1. Dissolution of Committees

         On the Effective Date, all Committees shall dissolve and members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

Section 12.2. Payment of Statutory Fees

         All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.

Section 12.3. Discharge of Debtors

         Except as otherwise provided herein or the Confirmation Order, pursuant to section 1141(d) of the Bankruptcy Code, (1) the rights afforded in the Plan and the treatment of all Claims and Equity Interests therein, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, known or unknown, including any interest accrued or expenses incurred on such Claims from and after the Petition Date, against the Debtors, the Reorganized Debtors, or any of their Estates, assets or properties, (2) on the Effective Date, all such Claims against, and Equity Interests in the Debtors shall be satisfied, discharged and released in full and
(3) all Persons and Entities shall be precluded from asserting against the Reorganized Debtors, their successors or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

Section 12.4. Modification of Plan

         The Debtors reserve the right, with the prior consent of Bondholder Committee and Chase, to the extent any proposed alteration, amendment or modification to the Plan affects the Secured Credit Agreement Claims, to alter, amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

Section 12.5. Revocation of Plan

         The Debtors reserve the right to revoke and withdraw the Plan at any time prior to the Confirmation Date. If the Plan is so revoked or withdrawn, or if the Effective Date does not occur, then the Plan shall be deemed null and void, and of no force or effect.

Section 12.6. Successors and Assigns

         The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

Section 12.7. Reservation of Rights

         Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of this Plan, any statement or provision contained herein, or the taking of any action by the Debtors with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

Section 12.8. Section 1145 Exemption

         Pursuant to section 1145(a) of the Bankruptcy Code, the offer, issuance, transfer or exchange of any security under the Plan, or the making or delivery of an offering memorandum or other instrument of offer or transfer under this Plan, shall be exempt from section 5 of the Securities Act or any similar state or local law requiring the registration for offer or sale of a security or registration or licensing of an issuer or a security.

Section 12.9. Avoidance and Recovery Actions

         Effective as of the Effective Date, the Debtors release and waive the right to prosecute any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code or any other Causes of Action or rights to payments of Claims that belong to or could have been raised by the Debtors or their respective Estates, except for any such action which may be pending on the Effective Date as to which Reorganized Pathmark's rights shall not be waived and released and Reorganized Pathmark shall retain and may prosecute any such actions.

Section 12.10. Headings

         Headings utilized in the Plan are for the convenience of reference only and shall not constitute a part of the Plan for any other purpose.

Section 12.11. Governing Law

         Except to the extent that the Bankruptcy Code or other federal law is applicable, the Plan shall be governed by and construed in accordance with the laws of the State of New York.

Section 12.12. Severability

         Except as to terms which would frustrate the overall purposes of this Plan, should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.

Section 12.13. Implementation

         The Debtors shall take all steps, and execute all documents, including appropriate releases, necessary to effectuate the provisions contained in this Plan.

Section 12.14. Inconsistency

         In the event of any inconsistency among the Plan, the Disclosure Statement, the Plan Documents, any exhibit to the Plan or any other instrument or document created or executed pursuant to the Plan, the provisions of the Plan shall govern.

Section 12.15. Further Assurances

         The Debtors, the Reorganized Debtors and all Holders of Claims and Equity Interests receiving distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

Section 12.16. Service of Documents

         Any pleading, notice or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be sent by first class U.S. mail, postage prepaid to:

                 Pathmark Stores, Inc.
                 200 Milik Street
                 Carteret, New Jersey  07008
                 Attn:  Marc A. Strassler, Esq.

                 with copies to:

                 Shearman & Sterling
                 599 Lexington Avenue
                 New York, New York  10022
                 Attn:  Douglas P. Bartner, Esq.,
                 the Bondholder Committee:

                 Cadwalader, Wickersham & Taft
                 100 Maiden Lane
                 New York, New York  10038
                 Attn:  Bruce Zirinsky, Esq.

                 and Chase:

                 Milbank, Tweed, Hadley & McCloy LLP
                 1 Chase Manhattan Plaza
                 New York, New York  10005
                 Attn:  Luc A. Despins, Esq.
                        Richard J. Wight, Esq.

                          -and-

                 Morgan, Lewis & Bockius LLP
                 101 Park Avenue
                 New York, New York  10178
                 Attn:  Robert H. Scheibe, Esq.

Section 12.17. Jurisdiction over the Reorganized Debtors

         Notwithstanding the jurisdiction retained in Section 12.01 hereof, from and after the Effective Date, the Bankruptcy Court shall not have the power to issue any order which modifies the New Common Stock and New Warrants or the rights of the holders thereof with respect to such New Common Stock and New Warrants.

Section 12.18. Exemption from Certain Transfer Taxes

         Pursuant to section 1146 of the Bankruptcy Code: (a) the issuance, transfer or exchange of any securities, instruments or documents; (b) the creation of any other Lien, mortgage, deed of trust or other security interest;
(c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan or the reinvesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated in the Plan, and (d) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

Section 12.19. Compromise of Controversies

         Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court's findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Reorganized Debtors, the Estates, and any Entity holding Claims against the Debtors.

Section 12.20. No Admissions

         Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by an Entity with respect to any matter set forth herein.

Section 12.21. Filing of Additional Documents

         On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

                               Respectfully Submitted,

                               PATHMARK STORES, INC.



                               By:
                                    --------------------------------------
                                    Name:  James Donald
                                    Title:  President and
                                             Chief Executive Officer


                               SMG-II HOLDINGS CORPORATION



                               By:
                                    --------------------------------------
                                    Name:  James Donald
                                    Title:  President and
                                             Chief Executive Officer


                               SUPERMARKETS GENERAL HOLDINGS CORPORATION



                               By:
                                    --------------------------------------
                                    Name:  James Donald
                                    Title:  President and
                                             Chief Executive Officer


                               PTK HOLDINGS, INC.



                               By:
                                    --------------------------------------
                                    Name:  James Donald
                                    Title:  President and
                                             Chief Executive Officer


                               PLAINBRIDGE, INC.



                               By:
                                    --------------------------------------
                                    Name:  James Donald
                                    Title:  President and
                                             Chief Executive Officer


                               PATHMARK RISK MANAGEMENT CORPORATION



                               By:
                                    --------------------------------------
                                    Name:  James Donald
                                    Title:  President and
                                             Chief Executive Officer